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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the Tanning Technology Corporation 1997 Stock Option Plan, the Tanning Technology Corporation 1998 Stock Option Plan, the Tanning Technology Corporation 1999 Employee Stock Purchase Plan, and the Tanning Technology Corporation 1999 Stock Option Plan of our report dated February 3, 2000, with respect to the consolidated financial statements and schedule of Tanning Technology Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999.

                                                Ernst & Young LLP

Denver, CO
March 24, 2000